Cane & Associates, LLP		2300 West Sahara Avenue, Suite 500-Box 18 Las Vegas, NV 89102
Michael A. Cane*	Chad Wiener+	Telephone: 702-312-6255
Facsimile: 702-944-7100
Email: mcane@telelaw.com

September 12 , 2003

California News Tech
529 Buchanan Street
San Francisco, CA 94102

Re:    California News Tech, Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for California News Tech, a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 1,000,000 shares of the Company’s common stock and 2,000,000 warrants to purchase 2,000,000 shares of the Company's common stock..

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated July 14, 2003; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be issued by the Company, as and when issued, will be validly issued and non-assessable. In addition, we are of the opinion that the warrants to be issued, as and when issued, will be legal and binding on the Company. This opinion is based on Nevada general corporate law.

Very truly yours,

CANE & ASSOCIATES, LLP

/s/ Michael A. Cane
_________________________
Michael A. Cane, attorney and
Managing Member

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE & ASSOCIATES, LLP

/s/ Michael A. Cane
_________________________
Michael A. Cane, attorney and
Managing Member

*Licensed Nevada, California, Washington and Hawaii Bars; + Illinois and Wisconsin State Bars